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                                   EXHIBIT J.5

                     CONSENT OF FORMER INDEPENDENT AUDITORS

The Board of Trustees Colorado BondShares-A Tax-Exempt Fund:

     We consent to the use of our report dated November 3, 1998 which is included in the Statement of Additional Information and to the reference to our firm under the heading "Financial Highlights" in the Prospectus, which is a part of this Registration Statement.


                                              /s/ KPMG LLP
                                              --------------------------------
                                                  KPMG LLP

Denver, Colorado
January 28, 2000